Exhibit 3.24

Control No. 12031550

STATE OF GEORGIA

Secretary of State

Corporations Division

313 West Tower

2 Martin Luther King, Jr. Drive

Atlanta, Georgia 30334-1530

CERTIFICATE

OF

ORGANIZATION

I, Brian P. Kemp, the Secretary of State and the Corporations Commissioner of the State of Georgia, hereby certify under the seal of my office that

QAE ACQUISITION COMPANY, LLC

a Domestic Limited Liability Company

has been duly organized under the laws of the State of Georgia on 04/10/2012 by the filing of articles of organization in the Office of the Secretary of State and by the paying of fees as provided by Title 14 of the Official Code of Georgia Annotated.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on April 10, 2012

/s/ Brian P. Kemp
Brian P. Kemp
Secretary of State

Certification#: 9205179-1 Page 1 of 2

Control No: 12031550
Date Filed: 04/10/2012 03:25 PM
Brian P. Kemp
Secretary of State

April 10, 2012

ARTICLES OF ORGANIZATION

FOR GEORGIA LIMITED LIABILITY COMPANY

The name of the Limited Liability Company is:

QAE Acquisition Company, LLC

The principal mailing address of the Limited Liability Company is:

3568 Highway 41

Ringgold, GA 30736

The Registered Agent is:

Enoch Hurd

3568 Highway 41

Ringgold, GA 30736

County: Catoosa

The name and address of each organizer(s) are:

Enoch Hurd

3568 Highway 41

Ringgold, GA 30736

The optional provisions are:

No optional provisions.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Organization on the date set forth below.

Signature(s):	Date:
Organizer, Enoch Hurd	April 10, 2012

Certification#: 9205179-1 Page 2 of 2